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                                                                   Exhibit 10.11

                            SHARE PURCHASE AGREEMENT

      This SHARE PURCHASE AGREEMENT (this "Agreement") is entered into as of December 10, 2004, by and between JDS UNIPHASE CORPORATION, a Delaware corporation ("Buyer") and BRILLIAN CORPORATION, a Delaware corporation ("Seller").

                                    RECITALS

      A. Seller owns 500,000 shares of Series B Preferred Stock (the "Shares") of ColorLink, Inc., a Delaware corporation (the "Company").

      B. Buyer and Seller desire that Buyer acquire the Shares on the terms and conditions hereinafter set forth.

      C. Buyer and Seller supply each other products, and certain disputes have arisen between Buyer and Seller that they wish to resolve in accordance with a Master Agreement to be executed between them concurrently with, and as a condition to, the Closing (as hereinafter defined).

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

                                    ARTICLE I
                               PURCHASE OF SHARES

      1.1 PURCHASE OF SHARES. At the Closing (as hereinafter defined), Seller shall sell, convey, transfer, assign and deliver upon the terms and conditions hereinafter set forth, to Buyer, free and clear of all liens, pledges, claims, and encumbrances of every kind, nature, and description, and Buyer shall purchase and accept from Seller, the Shares.

      1.2   PURCHASE PRICE.

            (a) PURCHASE PRICE. The purchase price for the Shares to be sold pursuant to Section 1.1 above shall be $5,100,000 (the "Purchase Price").

            (b) PAYMENT OF PURCHASE PRICE. The Purchase Price less the sum of $362,664 for amounts owing from Brillian to JDSU at the date hereof for products previously shipped by JDSU to Brillian (the "Accounts Payable") shall be paid in full at the Closing by cash or wire transfer of same day funds.

      1.3 TRANSFER OF RIGHTS. Effective upon transfer of the Shares to Buyer, Seller shall assign all of its rights to the Investors' Rights Agreement, dated as of July 12, 2002 (the "Rights Agreement"), by and among the Company, Seller (pursuant to an assignment from Three-Five Systems, Inc., Seller's predecessor in interest), Intel Corporation and Viewsonic Corporation.


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      1.4   CLOSING. The closing of the purchase and sale of the Shares (the
"Closing") shall take place at the offices of Greenberg Traurig, LLP, located at 2375 East Camelback Road, Suite 700, Phoenix, Arizona 85016, at 10:00 a.m. local time, on December 10, 2004, or at such other time and place upon which the parties mutually agree (the "Closing Date")

      1.5   ACTIONS AT THE CLOSING:

            (a) Seller shall deliver (or cause to be delivered) to Buyer a stock certificate representing the Shares accompanied by a stock power duly endorsed in blank against payment of the Purchase Price therefore in accordance with the provisions of Section 1.2 above;

            (b) Seller shall execute and deliver to Buyer an Assignment Separate from Certificate, substantially in the form attached hereto as Exhibit A (the "Assignment");

            (c) Buyer shall deliver to Seller the Purchase Price less the Accounts Payable, in U.S. dollars by wire transfer of immediately available U.S. funds to the account designated by the Seller;

            (d) Buyer and the Seller shall execute and deliver to each other a cross-receipt evidencing the transactions referred to above in clauses (a) through (c) (the "Cross-Receipt"); and

            (e) Buyer shall receive from counsel to the Seller an opinion, substantially in the form attached hereto as Exhibit B, addressed to Buyer and dated as of the Closing Date (the "Legal Opinion").

      1.6 FURTHER ASSURANCES. Seller shall use its reasonable commercial efforts to obtain the consent of the Company to transfer all of Seller's rights to the Rights Agreement, including without limitation the board observer rights set forth in Section 2.6 in the Rights Agreement. In addition, from time to time after the Closing, Seller, at Buyer's request and without further consideration, agrees to execute and deliver or to cause to be executed and delivered such other instruments of transfer as Buyer may reasonably request to transfer to Buyer more effectively the right, title, and interest in or to the Shares and to take or cause to be taken such further or other action as may reasonably be necessary or appropriate in order to (i) effectuate the transactions contemplated by this Agreement, (ii) assist the Buyer in exercising all rights with respect thereto, and (iii) carry out the purpose and intent of this Agreement.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

      2.1 REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer, as of the date hereof, as follows:

            (a) ORGANIZATION. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

            (b) CORPORATE POWER; AUTHORIZATION; BINDING OBLIGATION. Seller has all requisite corporate power and authority to enter into and perform its obligations under this


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Agreement, to transfer, convey and sell to Buyer at the Closing the Shares to be sold by Seller hereunder and to carry out the transactions contemplated hereby. The Board of Directors of Seller has duly authorized the execution and delivery of this Agreement and the other transactions contemplated hereby and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller enforceable in accordance with its terms. The execution, delivery, and performance by Seller of this Agreement does not and will not conflict with, or result in any violation of or default under, with or without the giving of notice or the passage of time or both, (i) any provision of the Certificate of Incorporation or Bylaws of Seller, or (ii) any provision of any law, ordinance, rule, regulation, judgment, order, decree, agreement, instrument, or license applicable to Seller or to any of its properties or assets. No third party consent or other consent, approval, order, or authorization of, or registration, declaration, or filing with, any court, administrative agency, or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to Seller in connection with its execution, delivery, or performance of this Agreement.

            (c) TITLE TO SHARES. Seller has good and marketable title to the Shares free and clear of all voting trust arrangements, liens, security interests, pledges, charges, claims, or encumbrances of any nature whatsoever.

            (d) NO BROKER'S OR FINDER'S FEES. No agent, broker, investment banker, person, or firm acting on behalf of Seller is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated herein.

            (e) OWNERSHIP. Other than the Shares held of record and beneficially by Seller, Seller does not hold of record or beneficially any other shares in the capital or other equity interests of either the Company or any Subsidiary (as defined below) of the Company which are issued and outstanding on the date hereof. For purposes of this Agreement, "Subsidiary" shall mean each corporation, partnership, limited liability company, joint venture or other entity in which the Company has, directly or indirectly, and equity interest therein.

            (f) NO OTHER AGREEMENTS. Except for (i) the Series B Convertible Preferred Stock Purchase Agreement, dated as of July 12, 2002 (the "Series B Agreement"), between the Company and Seller (pursuant to an assignment from Three-Five Systems, Inc., a Delaware corporation, Seller's predecessor-in-interest), and (ii) the Rights Agreement, there are no written or oral contracts, agreements, commitments, understandings or arrangements with respect to the Shares.

      2.2 REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller, as of the date hereof, as follows:

            (a) ORGANIZATION. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

            (b) CORPORATE POWER; AUTHORIZATION; BINDING OBLIGATION. Buyer has all requisite corporate power and authority to enter into and perform its obligations under this Agreement. All corporate acts and other proceedings required to be taken by Buyer to authorize

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the execution, delivery, and performance by Buyer of this Agreement and the transactions contemplated hereby, have been duly and properly taken. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. The execution, delivery, and performance by Buyer of this Agreement does not and will not conflict with, or result in any violation of, any provision of the Certificate of Incorporation or Bylaws of Buyer, or any provision of any law, ordinance, rule, regulation, judgment, order, decree, agreement, instrument, or license applicable to Buyer or to its property or assets. No consent, approval, order, or authorization of, or registration, declaration, or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to Buyer in connection with its execution, delivery, or performance of this Agreement.

                                   ARTICLE III
                              ADDITIONAL AGREEMENTS

      3.1 EXPENSES. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred by Buyer or Seller in connection with this Agreement and the transactions contemplated hereby, shall be paid by the party incurring such costs.

      3.2 PRESS RELEASES. None of the parties hereto shall issue a press release or other publicity announcing the purchase of the Shares or any other aspect of the transactions contemplated hereby without the prior written approval of the other party, unless applicable law requires such disclosure.

                                   ARTICLE IV
                               GENERAL PROVISIONS

      4.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND AGREEMENTS. All representations, warranties, and agreements in this Agreement or any instrument delivered pursuant to this Agreement shall survive the Closing.

      4.2 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      4.3 GOVERNING LAW. This Agreement shall be governed in all respects, including validity, interpretation, and effect, by the laws of the State of Delaware.

      4.4 CONFIDENTIALITY. Each party agrees to maintain the terms of this Agreement in strict confidence, and agrees that it will not disclose the terms of this Agreement to any other person (other than its attorneys and accountants) unless required by applicable law, rule or regulation or with the prior written consent of the other party.

      4.5 BENEFIT. This Agreement shall inure to the benefit of and be binding upon the parties' respective agents, employees, officers, directors, shareholders, parents, subsidiaries, related entities, affiliates, attorneys, successors and assigns.

      4.6 SEVERABILITY. All provisions contained herein are severable and in the event that

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any of them shall be held to be to any extent invalid or otherwise unenforceable by any court of competent jurisdiction, such provision shall be construed as if it were written so as to effectuate to the greatest possible extent the parties' expressed intent; and in every case the remainder of this Agreement shall not be affected thereby and shall remain valid and enforceable, as if such affected provision were not contained herein.

      4.7 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

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         IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the date first written above.

                                        BUYER:

                                        JDS UNIPHASE CORPORATION

                                        By:  /s/ Christopher S. Dewees
                                            ------------------------------------
                                            Christopher S. Dewees
                                            Senior Vice President

                                        SELLER:

                                        BRILLIAN CORPORATION

                                        By:  /s/ Wayne A. Pratt
                                            ------------------------------------
                                            Wayne A. Pratt
                                            Vice President and CFO

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                                    EXHIBIT A

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

      FOR VALUE RECEIVED and pursuant to that certain Share Purchase Agreement, by and among the undersigned ("Transferor") and JDS Uniphase Corporation ("Transferee"), dated December 10, 2004 (the "Agreement"), Transferor hereby sells, assigns and transfers unto Transferee 500,000 shares of the Series B Preferred Stock of ColorLink, Inc., a Delaware corporation (the "Company"), standing in Transferor's name on the Company's books and represented by Certificate No. B-1, and does hereby irrevocably constitute and appoint the Secretary of the Company to transfer said stock on the books of the Company with full power of substitution in the premises.

Dated: December 10, 2004

                                        Signature:

                                        BRILLIAN CORPORATION

                                        By: /s/ Wayne A. Pratt
                                           -------------------------------------
                                            Wayne A. Pratt
                                            Vice President and CFO

                                        Address: 1600 N. Desert Drive
                                                 Tempe, AZ 85281

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                                    EXHIBIT B

                   FORM OF LEGAL OPINION OF COUNSEL TO SELLER

 1. Seller is duly organized, validly existing and in good standing under the laws of Delaware.

 2. Seller has the requisite corporate power and authority to conduct its business as it is currently being conducted, to execute and deliver the Agreement and to consummate the transactions contemplated thereby.

 3. Seller has good and marketable title to the Shares, free and clear of all liens, security interests and encumbrances.

 4. The Agreement has been duly authorized, executed and delivered by Seller. The Agreement constitutes the valid and legally binding obligation of the Seller, enforceable against Seller in accordance with its terms.

 5. Neither the execution and delivery by Seller of the Agreement nor the consummation by Seller of the transactions contemplated thereby will, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to Seller; (b) violate the provisions of the Certificate of Incorporation or Bylaws of Seller each as in effect on the date hereof; or (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator specifically naming Seller of which we are aware.